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                                                                     EXHIBIT 4.4

                                FAIRMARKET, INC.
                    AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                               September 15, 1999

     This Amendment to Investors' Rights Agreement (this "Amendment") is by and among FairMarket, Inc., a Delaware corporation (the "Company") and Ticketmaster Online-CitySearch, Inc. (the "New Investor"), and amends certain provisions contained in the Investors' Rights Agreement, dated February 25, 1999, as amended on August 23, 1999 (the "Investors' Rights Agreement").

     WHEREAS, on the date hereof the New Investor is purchasing capital stock of the Company; and

     WHEREAS, the requisite parties to the Investors' Rights Agreement have consented to the addition of the New Investor as a party to the Investors' Rights Agreement and as a stockholder of the Company, and the parties hereto desire to modify the Investors' Rights Agreement to provide certain rights thereunder to the New Investor.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree that the New Investor shall become a party to the Investors' Rights Agreement and shall, as holders of securities of the Company, be entitled to the benefit of and subject to the obligations contained in the Investors' Rights Agreement. Except as amended hereby, the Investors' Rights Agreement shall remain in full force and effect without modification or waiver.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.


                                                  FAIRMARKET, INC.

                                                  By: /s/ Scott T. Randall
                                                     -------------------------
                                                     Scott T. Randall


                                                  TICKETMASTER
                                                  ONLINE-CITYSEARCH, INC.

                                                  By: /s/ Bradley K. Serwin
                                                     -------------------------
                                                     Name:  Bradley K. Serwin
                                                     Title: Vice President